EMPLOYEE AGREEMENT AMENDMENT

THIS AGREEMENT (the “Agreement”) is made and entered into on March 29, 2011 by and between Lightwave Logic, Inc., a Nevada Corporation (the “Company”), located at 121 Continental Drive, Suite 110, Newark, Delaware19713; and Terry Turpin (“Employee”).

1.

This Agreement amends that certain Employee Agreement (“Employee Agreement”) dated March 14, 2008, as amended, made and entered into by the parties hereto.

2.

Paragraph 1.2 of Article One is amended to read as follows:

1.2.

Term.

Subject to the provisions for termination as provided in Article 9 of this Employee Agreement, the term of this agreement shall begin on March 14, 2011 and shall terminate 12 months thereafter. This Employee Agreement may be renewed for successive 12 month terms upon the written agreement of the parties hereto that shall be delivered by each party to the other not less than 30 days prior to the expiration of the existing term.

3.

All other provisions of the Employee Agreement remain in full force and effect, other than any provision that conflicts with the terms and spirit of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first written above.

LIGHTWAVE LOGIC, INC.:
	By:	/s/ James S. Marcelli
(Witness signature)		James S. Marcelli, Chief
Executive Officer

EMPLOYEE:

/s/ Terry Turpin
(Witness signature)	Terry Turpin